UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2022

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Altus Power, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or in Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement
On December 19, 2022, Altus Power, Inc. (“Altus Power” or the “Company”), through its subsidiary, APA Generation, LLC (the “Borrower”), has entered into a Credit Agreement, dated December 19, 2022, among the Borrower, the several Lenders from time to time parties thereto, Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A., KeyBank National Association and Truist Securities, Inc., and the other Letter of Credit Issuers party hereto from time to time, and Citibank, N.A. (the “Credit Agreement”) for a revolving credit facility of up to $200 million (the “Revolving Credit Facility”).

The Revolving Credit Facility, which matures on the fifth anniversary of the closing date of the Credit Agreement (the “Maturity Date”), bears interest at an annual rate of, at the option of the Borrower, either (i) the Secured Overnight Financing Rate (“SOFR”) rate plus a maximum applicable margin 2.60% or (ii) 1.60% plus a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1.00%, (b) the Prime Rate and (c) SOFR plus 1.00%. The interest rate is scheduled to be downward adjusted based on the Borrower’s leverage ratio. The Revolving Credit Facility is not currently drawn upon, but once drawn upon, carries interest only payments until the Maturity Date; it also provides for mandatory prepayments in certain situations. The Credit Agreement also provides that the Borrower may (i) add one or more incremental term loan facilities or (ii) increase commitments under the Revolving Facility in minimum increments of $1 million (or such lesser amount as may be approved by the administrative agent), so long as total Revolving Credit Facility and incremental term loans together do not exceed $300 million.

Under the Credit Agreement, borrowings under the Revolving Credit Facility may be used by the Borrower for (i) working capital and general corporate purposes of Altus Power and its subsidiaries, (ii) acquisitions of new subsidiaries, and (iii) for distributions to Altus Power for the purpose of paying consideration for acquisitions of new subsidiaries.Guarantors under the Credit Agreement are Altus Power, Altus Power, LLC, and certain of our domestic subsidiaries existing now and in the future. The Credit Agreement provides for customary covenants, representations and warranties, and events of default, including failure by the Borrower to make payments on any loan when due and payable, failure in the payment of any interest, fees or other monetary obligations for three business days, violation and failure to cure breach of certain covenants and representations and warranties, and entry of one or more final judgment or orders over certain thresholds against Altus Power, the Borrower, and the guarantors under the Credit Agreement. Prepayments may be made under the Credit Agreement without premium or penalty, and repayments are otherwise payable when due, subject to certain exceptions.

The Credit Agreement requires the Borrower to maintain financial covenants as follows:
• as of the last day of each fiscal quarter ending on or after December 31, 2022 for the immediately preceding four fiscal quarters, a minimum debt service coverage ratio of 1.75 to 1.00; and
• as of the last day of each fiscal quarter ending on or after March 31, 2023 for the immediately preceding four fiscal quarters, a maximum leverage ratio as follows:

Fiscal Quarter	Ratio
Fiscal quarter ending March 31, 2023	6.50:1.00
Fiscal quarter ending June 30, 2023	6.25:1.00
Fiscal quarter ending September 30, 2023	6.00:1.00
Fiscal quarter ending December 31, 2023	5.75:1.00
Fiscal quarter ending March 31, 2024 and each fiscal quarter thereafter	5.50:1.00
• as of the last day of each fiscal quarter ending on or after March 31, 2023, Altus Power will maintain a minimum debt service coverage ratio of 1.60 to 1.00 under the Amended and Restated Credit Agreement dated as of August 25, 2021, by and among, APA Finance, LLC, as borrower, BISF Agent LLC, as administrative agent, and the other parties thereto.

Following an event of default, if all or a portion of the principal amount of any loan or any interest payable thereon or any other amount payable is not be paid when due, the overdue amount bears interest at an annual rate that is (i) in the case of overdue principal, the rate that would otherwise be applicable plus 2% or (ii) in the case of any other overdue amount, including overdue interest, to the extent permitted by applicable law, the rate that would otherwise be applicable plus 2% from the date of non-payment to the date on which the amount is paid in full.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated by reference into this item 2.03.

Item 8.01 - Other Events
Also on December 19, 2022, the Company issued a press release announcing its entry into the Credit Agreement. The press release is attached hereto as Exhibit 99.1.

Item 9.01 – Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated December 19, 2022, among APA Generation, LLC, the several lenders from time to time parties thereto, Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A., KeyBank National Association and Truist Securities, Inc. and the other Letter of Credit Issuers party hereto from time to time, and Citibank, N.A.*

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*This filing omits exhibits and/or schedules pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to provide a copy of any omitted exhibit/or schedule to the Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2022

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director